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Exhibit 10.7

BREITBURN ENERGY COMPANY L.P.

UNIT APPRECIATION PLAN
FOR EMPLOYEES AND CONSULTANTS

ARTICLE ONE

GENERAL PROVISIONS

I.     PURPOSE OF THE PLAN

        This Unit Appreciation Plan for Employees and Consultants is intended to (i) promote the interests of the Company by providing eligible persons in the employ or service of the Company (or any Subsidiary) with the opportunity to receive compensation based on the growth, development and financial success of Provident, and (ii) attract and retain individuals whose abilities, experience and judgment may reasonably be expected to contribute to the growth, development and financial success of the Company, and as a result contribute to the growth, development and financial success of Provident.

        Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.    ADMINISTRATION OF THE PLAN

        A.    Plan Administrator.    The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and assume any or all powers and authority previously delegated to the Committee.

        B.    Authority of the Plan Administrator.    The Plan Administrator shall have full authority to determine (i) which eligible persons are to receive Awards granted under the Plan, (ii) the time or times when those Awards are to be made, (iii) the number of Phantom Units to be covered by each such Award, (iv) the schedule (if any) setting forth the time or times when, or event or events upon the occurrence of which, each Award under the Plan, or portion thereof, will vest and become exercisable, and (v) all other terms and conditions which are to apply to one or more Awards under the Plan, provided that such terms and conditions are not inconsistent with the Plan.

        C.    Interpretation of the Plan; Decisions of the Plan Administrator.    The Plan Administrator shall have full discretionary power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Award thereunder.

III.  ELIGIBILITY

        Present and future Employees, consultants and independent advisors providing services to the Company and its Subsidiaries (whether now existing or subsequently established) shall be eligible to participate in the Plan.

IV.    PHANTOM UNITS SUBJECT TO THE PLAN

        A.    Units Reserved.    The maximum aggregate number of Phantom Units upon which Awards may be granted over the term of the Plan shall not exceed One Million Five Hundred Thousand (1,500,000), subject to adjustment under Section IV.B of this Article One. Notwithstanding the foregoing, to the extent one or more Awards under the Plan terminates or expires unexercised, the

Phantom Units subject to such Awards shall return to the Plan and be available for subsequent grants under the Plan.

        B.    Adjustments.    Should any change be made to the Trust Units by reason of any subdivision, consolidation, reclassification, reorganization or other similar change affecting the outstanding Trust Units as a class without Provident's receipt of consideration, the Plan Administrator shall make appropriate and equitable adjustments to: (i) the maximum number of Phantom Units upon which Awards may be granted under the Plan (ii) the type and/or class of securities underlying the Phantom Units upon which Awards may be granted under the Plan, (iii) the number of Phantom Units, the type and/or class of securities underlying the Phantom Units and the Base Price per Phantom Unit in effect under the Unit Appreciation Rights of each outstanding Award under the Plan, and (iv) the aggregate amount of Excess Distributions per Phantom Unit to be paid upon exercise of the Unit Appreciation Rights of each outstanding Award under the Plan. Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those Awards, as determined by the Plan Administrator. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

UNIT APPRECIATION RIGHTS

I.     TERMS AND CONDITION

        The Plan Administrator shall have full discretionary power and authority, exercisable in its sole discretion, to grant Unit Appreciation Rights in accordance with this Article Two to Employees, consultants and independent advisors providing services to the Company and its Subsidiaries (whether now existing or subsequently established), subject to the terms and conditions of the Plan and such other terms and conditions as the Plan Administrator may determine to be appropriate, provided that such other terms and conditions are not inconsistent with the terms of the Plan:

        A.    Number of Unit Appreciation Rights.    The number of Unit Appreciation Rights subject to each Award shall be determined by the Plan Administrator at the time of grant.

        B.    Base Price.    The Base Price in effect for each Unit Appreciation Right shall be determined by the Plan Administrator in its sole discretion at the time of grant. The Base Price may be less than, equal to or greater than the Value per Phantom Unit on the grant date; provided, however, that in no event shall the Base Price be less than the Value per Phantom Unit on the grant date to such an extent that the Participant will be deemed to be in constructive receipt of income as a result of the grant (or vesting) of such Unit Appreciation Right.

        C.    Vesting.    The terms and conditions upon which a Participant will vest in the Unit Appreciation Rights subject to an Award granted under the Plan shall be determined by the Plan Administrator at the time of grant and may be based on the attainment of designated performance goals or the satisfaction of specified Service requirements. The Plan Administrator shall have the discretionary authority to vest a Participant in any or all Unit Appreciation Rights subject his or her outstanding Awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

        D.    Exercise.

          1.     The Unit Appreciation Rights of an Award granted under the Plan shall become exercisable in accordance with the vesting schedule established by the Plan Administrator for the Award. Upon exercise of a Unit Appreciation Right, the Participant (or other holder) shall be entitled to receive a cash distribution in respect of such Unit Appreciation Right from the Company in an amount equal to:

            (i)    the Value of a Phantom Unit (determined as of the Exercise Date), less

            (ii)   the Base Price in effect for such Unit Appreciation Right.

          2.     The Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide that the amount to be paid upon exercise of one or more Unit Appreciation Rights subject to such Award will include an additional amount equal to any Excess Distributions.

          3.     The aggregate exercise proceeds with respect to the exercise of Unit Appreciation Rights, less such amount as may be necessary to satisfy all applicable income and employment tax withholding requirements, shall be paid to the Participant (or other holder) within the ten (10)-day period following the Exercise Date.

          4.     The exercise of any Award under the Plan shall be subject to compliance by the Participant with all requirements of the insider trading policies of Provident (as such policies may be amended from time to time) and may only be exercised during one or more quarterly "window periods" established by Provident during which Provident employees may exercise unit appreciation rights granted to them by Provident.

        E.    Effect of Termination of Service.

          1.     The following provisions shall govern the exercise of any Unit Appreciation Rights that are subject to an outstanding Award at the time of the Participant's cessation of Service:

            (i)    Any Unit Appreciation Rights that are subject to an Award outstanding at the time of the Participant's cessation of Service, to the extent then vested and exercisable, shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the Award, but no such Award shall be exercisable after the expiration of the Award's maximum term.

            (ii)   Any Unit Appreciation Rights that are subject to an Award outstanding at the time of the Participant's death may, to the extent vested and exercisable at that time, be subsequently exercised by the personal representative of the Participant's estate or by the person or persons to whom the Award is transferred pursuant to the Participant's will or the laws of inheritance.

            (iii)  Should the Participant's Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding Awards granted under the Plan, then all of those Awards (including without limitation any vested and exercisable Unit Appreciation Rights thereunder) shall immediately terminate unexercised and cease to be outstanding.

            (iv)  Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the expiration of the maximum Award term, the Award shall terminate and cease to be outstanding for the vested Unit Appreciation Rights which have not been exercised. The Award shall, immediately upon the Participant's cessation of Service, terminate and cease to be outstanding with respect to any and all Unit Appreciation Rights which are not vested and exercisable at that time.

          2.     The Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

            (i)    extend the period of time for which the Award is to remain exercisable following the Participant's cessation of Service from the limited exercise period otherwise in effect for that

    Award to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the Award's maximum term, and/or

            (ii)   permit the Award to be exercised, during the applicable post-Service exercise period, not only with respect to the number of Unit Appreciation Rights vested and exercisable at the time of the Participant's cessation of Service, but also with respect to one or more additional Unit Appreciation Rights in which the Participant would have vested and become exercisable had the Participant continued in Service.

        F.    Rights of Ownership.    At no time shall the Participant have any rights of ownership with respect to any Trust Units by reason of the grant or settlement of an Award, including, without limitation, any rights to receive distributions or to vote such Trust Units.

        G.    Limited Transferability.    Awards granted under the Plan shall not be assignable or transferable other than by will or by the laws of inheritance following the Participant's death and may be exercised, during the life of the Participant, only by the Participant or his or her guardian or legal representative. The terms applicable to any portion of an Award transferred in accordance with the Participant's will or by the laws of inheritance following the Participant's death shall be the same as those in effect for the Award immediately prior to such transfer and shall be set forth in such documents issued to the transferee as the Plan Administrator may deem appropriate.

        H.    Maximum Term.    In no event may any Award granted under the Plan have a maximum term in excess of ten (10) years measured from the grant date.

II.    CHANGE IN CONTROL

        In the event the outstanding Awards are to be assumed in connection with a Provident Change in Control or otherwise continued in effect, the Phantom Units underlying each such Unit Appreciation Right shall be appropriately and equitably adjusted (if necessary) immediately after such Provident Change in Control so as to be based on the number and class of securities into which each outstanding Trust Unit is converted in connection with such Change in Control. In addition, appropriate and equitable adjustments to reflect a Provident Change in Control shall also be made to the Base Price and aggregate Excess Distributions payable per Phantom Unit in effect under each outstanding Unit Appreciation Right; provided the aggregate Base Price and the aggregate amount of Excess Distributions payable for each Award shall remain the same.

        In the event the outstanding Awards are not to be assumed in connection with a Change in Control or otherwise continued in effect, the vested Unit Appreciation Rights subject to each outstanding Award shall automatically become vested and exercised in full immediately prior to the consummation of such Change in Control. Immediately following the Change in Control, all remaining Awards under the Plan shall terminate and cease to be outstanding.

        The Plan Administrator shall have the discretionary authority, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to structure such Award so that any or all of the Unit Appreciation Rights subject thereto shall vest and become exercisable immediately prior to the effective date of a Change in Control or upon the Participant's subsequent termination by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control.

III.  INITIAL PUBLIC OFFERING

        During the 30-day period commencing with the date on which an Initial Public Offering is consummated, the Plan Administrator shall have the discretionary authority, exercisable with or without the consent of the affected Participants, to cancel one or more outstanding Awards under the Plan in exchange for one or more options to acquire publicly traded securities of the Company; provided, that such option satisfies the following conditions at the time such option is granted:

            (i)    the excess (if any) of (A) the fair market value of the securities subject to the option over (B) the aggregate exercise price payable with respect to such securities equals or exceeds the excess (if any) of (X) the sum of (1) the value of the Phantom Units underlying the cancelled portion of the Award, plus (2) the aggregate Excess Distributions (if any), with respect to the portion of the Determination Period ending on the grant date of the options, with respect to the Unit Appreciation Rights underlying the cancelled portion of the Award, over (Y) the aggregate Base Price with respect to such Unit Appreciation Rights;

            (ii)   the ratio of the per share exercise price to the fair market value of the security subject to the option is not less than the ratio of the Base Price of the cancelled Award to the sum of (A) the Value of a Phantom Unit plus (B) the aggregate Excess Distributions (if any), with respect to the portion of the Determination Period ending on the grant date of the options, with respect to a Unit Appreciation Right underlying the cancelled portion of the Award;

            (iii)  the option vests and becomes exercisable not later than in accordance with the vesting schedule applicable to the cancelled Award; and

            (iv)  the maximum term of the option is not less than the maximum remaining term of the Award at the time of cancellation.

        The Plan Administrator shall have the sole responsibility for determining whether an option satisfies the conditions under this Section III of Article Two and any determination made by the Plan Administrator shall be final, binding and conclusive. In considering whether an option satisfies the conditions under this Section III, the Plan Administrator may, but need not, consider whether dividend equivalent rights (or other similar rights) will be granted in connection with the replacement options.

ARTICLE THREE

MISCELLANEOUS

I.     EFFECTIVE DATE AND TERM OF PLAN

        The Plan shall become effective November 3, 2004. The Plan Administrator may grant Awards under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

II.    AMENDMENT, MODIFICATION OR TERMINATION OF THE PLAN

        A.    Amendment/Modification.    The Board shall have complete and exclusive discretionary power and authority to amend or modify the Plan in any and all respects and from time to time. Except as otherwise provided in Section II.B of this Article Three, no such amendment or modification shall adversely affect the rights of a Participant with respect to the vested portion of any Award at the time outstanding under the Plan, unless the Participant consents to such amendment or modification in writing.

        B.    Savings Clause.    Notwithstanding anything to the contrary in the Plan or any Award Agreement relating to an outstanding Award, if and to the extent the Board shall determine that the terms of any Award may result in the failure of the such Award to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Board shall have authority to take such action to amend, modify, cancel or terminate the Plan or any Award as it deems necessary or advisable, including without limitation:

          1.     Any amendment or modification of the Plan or any Award to conform the Plan or such Award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any Award regarding vesting, exercise, or the timing or form of payment).

          2.     Any cancellation or termination of any unvested Award, or portion thereof, without any payment to the Participant holding such Award.

          3.     Any cancellation or termination of any vested Award, or portion thereof, with immediate payment to the Participant holding such Award of the amount otherwise payable upon the immediate exercise of any such Award, or vested portion thereof, by such Participant.

        Any such amendment, modification, cancellation, or termination of the Plan or any Award may adversely affect the rights of a Participant with respect to such Award without the Participant's consent.

        C.    Termination.    The Plan shall terminate on November 2, 2014. Notwithstanding the foregoing, the Board may terminate the Plan at any time prior to November 2, 2014 upon such terms and conditions as the Board deems appropriate or advisable. Except as otherwise provided in Section II.B of this Article Three, in no event shall any termination of the Plan adversely affect the rights of a Participant with respect to the vested portion of any Award at the time outstanding under the Plan without the Participant's express written consent. Accordingly, except as otherwise provided in Section II.B of this Article Three, the vested portion of all Awards outstanding upon the termination of the Plan shall continue in force and effect in accordance with the provisions of the Plan and the Award Agreements.

III.  WITHHOLDING

        The Company's obligations arising from the exercise of any Award granted under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

IV.    NATURE OF RIGHTS

        The obligations of the Company under the Plan shall be unsecured and unfunded obligations, and any rights of a Participant under the Plan shall be no greater than that of an unsecured general creditor of the Company and no Participant shall have any right, title or interest in the assets of the Company, the General Partner or Provident.

V.     COMPLIANCE WITH LAWS

        The Plan, the granting and vesting of Awards under the Plan and the issuance and the payment of money under the Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any Awards granted under the Plan shall be subject to such restrictions, and the person or persons acquiring such Awards shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

VI.   NO EMPLOYMENT OR SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VII. EFFECT OF PLAN UPON COMPENSATION PLANS

        The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, consultants or independent advisors of the Company or any Parent or Subsidiary, or (ii) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper business purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

VIII. TITLES

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

IX.   SEVERABILITY

        Whenever possible, each provision in the Plan and in every Award Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Plan or any Award Agreement made thereunder will be held to be prohibited by or invalid under applicable law, then (i) such provision will be deemed amended to, and to have contained from the outset such language will be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of the Plan and every Award Agreement will remain in full force and effect.

X.    GOVERNING LAW

        The Plan and any agreements pertaining to awards granted hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to that State's conflict-of-laws rules.

[Remainder of page intentionally left blank.]

XI.   ADOPTION

        IN WITNESS WHEREOF, the Pro GP Corp., acting in its capacity as General Partner, has caused the Company to adopt this Plan effective immediately, as indicated by the signature of its duly authorized officer this            day of November, 2004.

BREITBURN ENERGY COMPANY L.P.
By:	PRO GP CORP.
Its:	General Partner
By:

	Name:	Randall J. Findlay
	Title:	President

APPENDIX TO THE
BREITBURN ENERGY COMPANY L.P.
UNIT APPRECIATION PLAN
FOR EMPLOYEES AND CONSULTANTS

        The following definitions shall be in effect under the Plan:

        A.    Award shall mean a grant of Unit Appreciation Rights under the Plan.

        B.    Award Agreement shall mean an agreement entered into between the Company and the Participant evidencing the terms of an Award, as the same may be amended from time to time.

        C.    Base Price shall mean the amount (in U.S. dollars) per Phantom Unit determined by the Plan Administrator at the time of grant of the Award in accordance with the terms and conditions of Section I.B of Article Two.

        D.    Board shall mean the Board of Directors of the General Partner.

        E.    BreitBurn Change in Control shall mean a change in ownership or control of the Company effected through any of the following transactions:

          (i)    the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

          (ii)   the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of more than fifty percent (50%) of the Company's securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company's existing partners.

        In no event, however, will a BreitBurn Change in Control be deemed to occur upon (1) a reorganization or conversion of the Company as or to a corporation, limited liability company or other form of entity if the holders of the Company's securities or interests remain substantially the same following such reorganization or conversion or (2) an Initial Public Offering.

        F.     Change in Control shall mean the occurrence of one or more of the following:

          (i)    a BreitBurn Change in Control;

          (ii)   a Provident Change in Control; or

          (iii)  a General Partner Change in Control.

        G.    Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

        H.    Committee shall mean a committee of one (1) or more members of the Board appointed by the Board to exercise one or more administrative functions under the Plan.

        I.     Company shall mean BreitBurn Energy Company L.P., a Delaware limited partnership, and any successor entity to all or substantially all of the assets or voting capital of BreitBurn Energy Company L.P. which shall by appropriate action adopt the Plan.

        J.     Determination Period with respect to any Unit Appreciation Right exercised shall mean the period commencing on (i) the date specified by the Plan Administrator with respect to such Unit Appreciation Right and set forth in the documents evidencing the Award (the "Determination Period Commencement Date") to (ii) either (a) the last business day preceding the Exercise Date of such Unit Appreciation Right for which a closing selling price of the Trust Units is quoted, if the Trust Units are listed on an Exchange, (b) the last business day preceding the Exercise Date of such Unit Appreciation Right for which the closing representative bid and asked prices for the Trust Units are quoted, if the Trust Units are traded on the Nasdaq National Market, or (c) the date of the consummation of a Change in Control, if the Unit Appreciation Right is being exercised immediately prior to and contingent upon the consummation of such Change in Control.

        K.    Distributions shall mean the aggregate amount of distributions (as converted, if necessary, into U.S. Dollars on the basis of the Exchange Rate) of profits and capital made by Provident in respect of a Trust Unit during the Determination Period with respect to a Unit Appreciation Right of an Award. In the event any such distribution is made in property, the value of such property shall be determined by the Board in good faith.

        L.    Employee shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Parent or Subsidiary (whether now existing or subsequently established).

        M.   Excess Distributions shall mean an amount equal to the portion of the Distributions (if any) which exceeds the Rate of Return (calculated on a pro rata basis) during the Determination Period with respect to a Unit Appreciation Right of an Award.

        N.    Exchange shall mean either the American Stock Exchange, the New York Stock Exchange or the Toronto Stock Exchange.

        O.    Exchange Rate shall mean the rate at which any relevant currency is converted into U.S. Dollars, as reported on the relevant date in The Wall Street Journal.

        P.     Exercise Date means the date on which the Participant elects to surrender one or more Unit Appreciation Rights.

        Q.    General Partner shall mean the general partner of the Company, Pro GP Corp., a Delaware corporation.

        R.    General Partner Change in Control shall mean a change in ownership or control of the General Partner effected through any of the following transactions:

          (i)    the sale, transfer or other disposition of all or substantially all of the assets of the General Partner; or

          (ii)   the acquisition, directly or indirectly by any person or related group of persons (other than the General Partner or a person that directly or indirectly controls, is controlled by, or is under common control with, the General Partner), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of more than fifty percent (50%) of the total combined voting power of the General Partner's securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the General Partner or the acquisition of outstanding securities held by one or more of the General Partner's existing stockholders.

        In no event, however, will a General Partner Change in Control be deemed to occur upon (1) an incorporation of the General Partner (or other change in the corporate form of the General Partner) or (2) the occurrence of any reorganization or combination involving the General Partner following which Provident retains one hundred percent (100%) director or indirect beneficial ownership of the General Partner.

        S.     Initial Public Offering shall mean the initial sale of the Company's capital securities pursuant to an effective registration statement filed by the Company pursuant to the 1933 Act.

        T.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

          (i)    such individual's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

          (ii)   such individual's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she primarily reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive program, without respect to Awards under the Plan) by more than fifteen percent (15%) or (C) a relocation of such individual's principal place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without the individual's consent.

        U.    Misconduct of a Participant shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by the Participant that has a material adverse impact on the Company (or any Parent or Subsidiary), (ii) any unauthorized use or disclosure by such Participant of confidential information or trade secrets of the Company (or any Parent or Subsidiary), (iii) any willful and continued failure by the Participant to substantially perform his or her duties with the Company or any Parent or Subsidiary (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed such duties, or (iv) any willful and continued failure by the Participant to substantially follow and comply with the specific and lawful directives of the Board, as reasonably determined by the Board (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed such directives. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Parent or Subsidiary) to discharge or dismiss any Participant or other person in the service of the Company (or any Parent or Subsidiary) for any or no reason.

        V.     1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

        W.    1933 Act shall mean the Securities Act of 1933, as amended from time to time.

        X.    Parent shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company; provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other entities in such chain.

        Y.    Participant shall mean any person who receives an Award under the Plan.

        Z.    Phantom Unit shall mean one hypothetical Trust Unit, used solely for record keeping purposes to determine the right of a Participant to receive a distribution pursuant to an Award. A Phantom Unit shall not be a Trust Unit or any right, title or interest in a Trust Unit.

        AA.   Plan shall mean the Company's Unit Appreciation Plan for Employees and Consultants, as set forth in this document.

        BB.    Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

        CC.   Provident shall mean Provident Energy Trust, a trust organized under the laws of Alberta, Canada.

        DD.   Provident Change in Control shall mean the occurrence of any of the following:

          (i)    the consummation of any transaction in which Provident is merged into or amalgamated with any other entity;

          (ii)   the sale, transfer or other disposition of all or substantially all of the assets of Provident, or

          (iii)  the commencement of a take-over bid (as defined in the Securities Act (Alberta)) which is not exempt from the take-over bid requirements of the Securities Act (Alberta) for the Trust Units.

        EE.   Rate of Return shall mean 8% per annum of the Base Price, unless otherwise provided by the Plan Administrator at the time of grant.

        FF.     Service shall mean the performance of services for the Company (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award. No Service credit shall be given for vesting purposes for any period a Participant is on a leave of absence, unless otherwise required by law or expressly authorized by the Plan Administrator.

        GG.   Subsidiary shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company; provided each entity (other than the last entity) in the unbroken chain beneficially holds, at the time of the determination, securities or interests representing a controlling interest of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        HH.   Trust Units shall mean the publicly traded units of Provident or such other securities to which a holder of Trust Units may become entitled by reason of any subdivisions, consolidations or reclassifications of the Trust Units.

        II.      Unit Appreciation Right shall mean a right entitling the Participant, upon exercise of such right on or following vesting, to the excess, if any, of the Value of a Phantom Unit on the Exercise Date, over the Base Price.

        JJ.     Value per Phantom Unit on any relevant date shall be determined in accordance with the following provisions:

          (i)    If the Trust Units are at the time listed on any Exchange, then the Value shall be the closing selling price per Trust Unit on the last preceding date for which such quotation exists, as such price is reported by the Exchange determined by the Plan Administrator to be the primary market for the Trust Units and officially quoted in the composite tape of transactions on such exchange. If the closing selling price is reported in a currency other than U.S. Dollars, the Value shall be equal to such closing selling price as converted into U.S. Dollars on the basis of the Exchange Rate.

          (ii)   If the Trust Units are at the time traded on the Nasdaq National Market, then the Value shall be the mean between the closing representative bid and asked prices for the Trust Units on the last preceding date for which such quotations exists, as reported by the National Association of Securities Dealers on the Nasdaq National Market.

          (iii)  If an Award is exercised immediately prior to and contingent upon the consummation of a Provident Change in Control, then the Value of a Phantom Unit shall be equal to the aggregate amount of cash (as converted, if necessary, into U.S. Dollars on the basis of the Exchange Rate) and property (valued by the Board in good faith) received in exchange for a Trust Unit in connection with the Provident Change in Control.

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BREITBURN ENERGY COMPANY L.P. UNIT APPRECIATION PLAN FOR EMPLOYEES AND CONSULTANTS
ARTICLE ONE GENERAL PROVISIONS
ARTICLE TWO UNIT APPRECIATION RIGHTS
ARTICLE THREE MISCELLANEOUS
APPENDIX TO THE BREITBURN ENERGY COMPANY L.P. UNIT APPRECIATION PLAN FOR EMPLOYEES AND CONSULTANTS